EXHIBIT 99.1


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                                  NEWS RELEASE
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[LOGO] MOCON(R)

                                                    FOR MORE INFORMATION CONTACT
FOR IMMEDIATE RELEASE                               DANE ANDERSON, CFO/VP
OCTOBER 21, 2003                                    763-493-6370
                                                    www.mocon.com
                                                    -------------

                      MOCON ANNOUNCES THIRD QUARTER RESULTS
                      -------------------------------------

MINNEAPOLIS, MN, OCTOBER 21, 2003 - MOCON, INC. (Nasdaq:MOCO) today reported revenue and earnings for the quarter ending September 30, 2003.

Sales for the third quarter of 2003 were $4,778,000, a decrease of 2% compared to $4,853,000 for the third quarter of 2002. Net income was $534,000, a decrease of 1% compared to $537,000 in the third quarter 2002, and net income per share was even at 10 cents (diluted) for both the third quarters of 2003 and 2002. Nine-month sales increased 2% to $14,939,000 compared to $14,637,000 for the first nine months of 2002. Net income for the first nine months of 2003 was $1,750,000, up 1% compared to $1,740,000 for the first nine months of 2002, and net income per share was 32 cents (diluted), a 3% increase over the 31 cents (diluted) earned during the same period in 2002.

"Our results for the first nine months of 2003 were up slightly over 2002," commented Robert L. Demorest, MOCON President and CEO, "despite what appears to be continuing slowness in capital equipment spending by many of our customers. The overall increase was due primarily to increases in sales of our permeation and weighing products, offset by decreases in sales of our sample preparation and gas analyzer products. With approximately $6,398,000 in total cash, current and non-current marketable securities, and no long-term debt, we are actively looking for opportunities for profitable growth, and feel that we are well-positioned to take advantage of such opportunities should they arise.

The quarter ended September 30, 2003 marks our 88th consecutive quarter of profitability and over 15 years of consecutive quarterly dividend payments. We as a Company are proud of both of these achievements, which reflect our ongoing commitment to providing shareholder value."

MOCON is a leading provider of instrumentation and consulting and laboratory services to medical, pharmaceutical, food and other industries worldwide. See WWW.MOCON.COM for more information.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the above statement regarding our belief that we are well-positioned to take advantage of opportunities should they arise, and can otherwise be identified by words such as "will," "may," "expect," "believe," "anticipate," "estimate," "continue," or other similar expressions. There are important factors that could cause actual results to differ materially from those anticipated by the forward-looking statements made in this press release. These factors include, but are not limited to, uncertainties relating to competition and technological change, worldwide economic and political stability, setbacks in product development programs, slower-than-anticipated customer acceptance of new products, dependence on certain key industries, risk associated with the Company's acquisition strategy and international operations, and other factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and other filings with the Securities and Exchange Commission.

   MOCON'S SHARES ARE TRADED ON THE NASDAQ STOCK MARKET UNDER THE SYMBOL MOCO.
                 MOCON is a registered trademark of MOCON, Inc.

                                   MOCON, INC.
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

INCOME STATEMENT DATA:  (UNAUDITED)
---------------------
                                                     QUARTER ENDED SEPTEMBER 30,       NINE MONTHS ENDED  SEPTEMBER 30,
                                                      2003                 2002              2003             2002
                                                    -------              -------           -------          -------
SALES
   PRODUCTS                                         $ 4,318              $ 4,364           $13,548          $13,205
   CONSULTING SERVICES                                  460                  489             1,391            1,432
                                                    -------              -------           -------          -------
      TOTAL SALES                                     4,778                4,853            14,939           14,637

COST OF SALES
   PRODUCTS                                           1,952                2,121             6,016            6,096
   CONSULTING SERVICES                                  217                  215               666              769
                                                    -------              -------           -------          -------
      TOTAL COST OF SALES                             2,169                2,336             6,682            6,865
                                                    -------              -------           -------          -------

GROSS PROFIT                                          2,609                2,517             8,257            7,772
                                                    -------              -------           -------          -------

RESEARCH AND DEVELOPMENT EXPENSE                        315                  306             1,006              911
SELLING AND ADMINISTRATIVE EXPENSE                    1,499                1,446             4,651            4,422
                                                    -------              -------           -------          -------
OPERATING INCOME                                        795                  765             2,600            2,439

INVESTMENT INCOME                                        27                   43                92              158
                                                    -------              -------           -------          -------
INCOME BEFORE INCOME TAXES                              822                  808             2,692            2,597

INCOME TAXES                                            288                  271               942              857
                                                    -------              -------           -------          -------
NET INCOME                                          $   534               $  537           $ 1,750          $ 1,740
                                                    =======               ======           =======          =======

NET INCOME PER COMMON SHARE:
  BASIC                                              $ 0.10               $ 0.10           $  0.32          $  0.32
  DILUTED                                            $ 0.10               $ 0.10           $  0.32          $  0.31

WEIGHTED AVERAGE SHARES:
  BASIC                                               5,391                5,498             5,414            5,491
  DILUTED                                             5,501                5,594             5,498            5,634


BALANCE SHEET DATA:  (UNAUDITED)
------------------
                                                       SEPTEMBER 30, 2003         DECEMBER 31, 2002
ASSETS:
CASH AND MARKETABLE SECURITIES                             $  5,367                   $  5,298
ACCOUNTS RECEIVABLE, NET                                      3,877                      4,003
INVENTORIES                                                   3,704                      3,755
OTHER CURRENT ASSETS                                            683                        589
                                                           --------                   --------
TOTAL CURRENT ASSETS                                         13,631                     13,645

MARKETABLE SECURITIES, NONCURRENT                             1,031                        861
FIXED ASSETS, NET                                             1,925                      2,088
OTHER ASSETS, NET                                             3,037                      3,227
                                                           --------                   --------

TOTAL ASSETS                                               $ 19,624                   $ 19,821
                                                           ========                   ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
TOTAL CURRENT LIABILITIES                                     2,785                      3,115
DEFERRED INCOME TAXES                                           310                        326
STOCKHOLDERS' EQUITY                                         16,529                     16,380
                                                           --------                   --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 19,624                   $ 19,821
                                                           ========                   ========